Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

March 13, 2009

Maxygen, Inc.

515 Galveston Drive

Redwood City, CA 94063

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Maxygen, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate of 462,571 shares (the “Shares”) of common stock, par value $0.0001, of the Company (“Common Stock”), reserved for issuance pursuant to the Company’s 2000 Non-Officer Stock Option Plan (the “2000 Plan”) and the Company’s 1999 Employee Stock Purchase Plan (together with the 2000 Plan, the “Plans”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be validly issued by the Company, and the Shares will be fully paid and nonassessable.

Maxygen, Inc.

March 13, 2009

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI, P.C.

/s/ Wilson Sonsini Goodrich & Rosati